Contact: Fred G. Kowal Chairman and Chief Executive Officer Warwick Community Bancorp, Inc.
For Immediate Release	(845) 986 - 2206

WARWICK COMMUNITY BANCORP, INC. ANNOUNCES THIRD QUARTER RESULTS

Warwick, New York, November 3, 2003 - Warwick Community Bancorp, Inc. (the "Company") (NASDAQ: WSBI), the holding company for The Warwick Savings Bank ("Warwick Savings") and The Towne Center Bank ("Towne Center"), today reported diluted earnings per share of $0.33 for the quarter ended September 30, 2003, which represented a decrease of $0.21, or 38.9%, over the $0.54 per diluted share reported for the quarter ended September 30, 2002. Net income for the quarter ended September 30, 2003 decreased $1.1 million, or 43.6%, to $1.5 million from $2.6 million for the quarter ended September 30, 2002.

For the nine-month period ended September 30, 2003, net income decreased by $2.5 million, or 32.3%, to $5.1 million as compared to $7.6 million for the nine month period ended September 30, 2002. Diluted earnings per share for the nine month period ended September 30, 2003 decreased to $1.13 from $1.59, which represented a decrease of $0.46, or 28.9%, over the comparable period reported one year earlier.

At September 30, 2003, the Company's total assets amounted to $771.8 million, which included net loans of $333.7 million, and securities that totaled $319.7 million. The decrease in total assets of $9.5 million, or 1.2%, from December 31, 2002 was primarily due to a reduction in total loans, which decreased $130.5 million from $469.2 million to $338.7 million. The decrease in the loan portfolio was partially offset by a $108.1 million increase in securities, which grew from $211.6 million to $319.7 million.

From December 31, 2002 to September 30, 2003 total deposits increased to $493.4 million from $466.7 million, which contributed to the reduction of

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advances from the Federal Home Loan Bank of New York from $216.5 million to $187.5 million, and to the repurchase of an additional 366,867 shares of the Company's outstanding common stock.

The Company's asset quality remained sound, with non-performing loans totaling $2.6 million at September 30, 2003 compared to $2.0 million at December 31, 2002. The ratio of non-performing loans to total loans during this nine-month period increased from 0.44% at December 31, 2002 to 0.77% at September 30, 2003 primarily as a result of the decrease in total loans. Notably, the ratio was not adversely affected by the increased proportion of commercial mortgage loans or commercial business loans within the loan portfolio. The composition of the September 30, 2003 NPL total was $2.6 million in 1-4 family residential mortgage loans and $29,000 in commercial and consumer loans, while the December 31, 2002 NPL total was comprised of $1.3 million and $761,000 in the same respective categories.

Except for the historical information in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including, but not limited to, changes in economic conditions in the Company's market areas, changes in the financial condition or business prospects of the Company's borrowers, changes in policies by regulatory agencies, the impact of competitive loan products, loan demand risks, fluctuations in interest rates and the relationship between long and short term rates, operating results and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

Warwick Community Bancorp, Inc. is the holding company for The Warwick Savings Bank, a New York state chartered stock savings bank, and The Towne Center Bank, a New Jersey state chartered commercial bank. The Warwick Savings Bank was originally founded in 1875 and is a community-oriented savings institution offering a variety of financial services to meet the needs of the communities it serves. The Towne Center Bank was founded in 1999. The Warwick Savings Bank maintains its headquarters in the village of Warwick in Orange County, New York and operates additional branches in the village of Monroe, the village of Goshen, the town of Woodbury, the town of Newburgh, and the town of Wallkill, Orange County, New York, and the town of Carmel, Putnam County, New York. The Towne Center Bank is headquartered in the town of Lodi, in Bergen County, New Jersey and operates an additional branch in the borough of Moonachie, in Bergen County, New Jersey. Both banks' deposits are insured up to the maximum allowable amount by the Bank Insurance Fund of the FDIC.

	Three Months Ended September 30,
	2003			2002
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
One-to four-family loans, net	$138,419	$2,367	6.84%	$298,687	$5,350	7.16%
Multi family and commercial real estates loans, net	157,267	2,927	7.44	155,407	2,991	7.70
Commercial business loans, net	24,502	314	5.13	30,944	470	6.08
Consumer loans, net	45,007	738	6.56	60,766	1,091	7.18
Mortgage-backed securities	154,837	885	2.29	81,542	1,211	5.94
Federal funds sold	--	--	0.00	--	--	0.00
Interest earning accounts at banks	25,439	56	0.88	2,926	12	1.64
Investment securities	201,840	1,755	3.48	118,401	1,630	5.51

Total interest-earning assets	747,311	9,042	4.84	748,673	12,755	6.81

Non-interest earning assets	45,115			40,418

Total assets	$792,426			$789,091

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Savings and NOW deposits	$252,723	$618	0.98%	$200,962	$1,098	2.19%
Mortgagor's escrow deposits	3,535	17	1.92	5,684	30	2.11
Money market deposits	71,995	174	0.97	75,809	355	1.87
Time deposits	105,210	609	2.32	112,312	842	3.00
Total deposits	433,463	1,418	1.31	394,767	2,325	2.36
Borrowed funds	203,570	2,654	5.21	243,142	3,132	5.15

Total interest-bearing liabilities	637,033	4,072	2.56	637,909	5,457	3.42

Non-interest bearing liabilities	81,754			69,067

Total liabilities	718,787			706,976
Stockholders' equity	73,639			82,115

Total liabilities and stockholders' equity	$792,426			$789,091

Net interest income/interest rate spread		$4,970	2.28%		$7,298	3.39%

Net interest-earning assets/net interest margin	$110,278		2.66%	$110,764		3.90%

Ratio of interest-earning assets to interest-bearing liabilities			117.31%			117.36%

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	Nine Months Ended September 30,
	2003			2002
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
One-to four-family loans, net	$179,712	$9,251	6.86%	$313,917	$16,834	7.15%
Multi family and commercial real estates loans, net	154,922	8,611	7.41	115,230	6,407	7.41
Commercial business loans, net	27,056	1,091	5.38	33,591	1,585	6.29
Consumer loans, net	47,008	2,346	6.65	65,772	3,591	7.28
Mortgage-backed securities	168,093	4,216	3.34	89,076	4,101	6.14
Federal funds sold	0	0	0.00	1,450	20	1.84
Interest earning accounts at banks	31,534	238	1.01	7,153	91	1.70
Investment securities	149,122	4,127	3.69	121,255	5,445	5.99

Total interest-earning assets	757,447	29,880	5.26	747,444	38,074	6.79

Non-interest earning assets	44,355			41,748

Total assets	$801,802			$789,192

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Savings and NOW deposits	$245,377	$2,607	1.42%	$190,335	$3,120	2.19%
Mortgagor's escrow deposits	3,111	43	1.84	4,245	66	2.07
Money market deposits	79,107	681	1.15	77,718	1,111	1.91
Time deposits	109,122	2,075	2.54	112,515	2,702	3.20
Total deposits	436,717	5,406	1.65	384,813	6,999	2.43
Borrowed funds	211,058	8,225	5.20	256,924	9,678	5.02

Total interest-bearing liabilities	647,775	13,631	2.81	641,737	16,677	3.46

Non-interest bearing liabilities	77,361			68,521

Total liabilities	725,136			710,258
Stockholders' equity	76,666			78,934

Total liabilities and stockholders' equity	$801,802			$789,192

Net interest income/interest rate spread		$16,249	2.45%		$21,397	3.33%

Net interest-earning assets/net interest margin	$109,672		2.86%	$105,707		3.82%

Ratio of interest-earning assets to interest-bearing liabilities			116.93%			116.47%

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WARWICK COMMUNITY BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

ASSETS	September 30, 2003	December 31, 2002
	(Unaudited)	(Audited)
	(Dollars in thousands)
ASSETS:
Cash on hand and due from banks	$75,458	$59,667
Securities:
Available-for-sale, at fair value	316,069	208,787
Held-to-maturity, at amortized cost (fair value $3,626 in 2003 and $2,812 in 2002)	3,618	2,810
Total securities	319,687	211,597
Loans:
Residential real estate, net	113,261	235,156
Residential real estate held for sale	2,823	4,794
Multi family and commercial real estate, net	154,833	152,521
Consumer, net	44,538	52,115
Commercial business, net	23,202	24,619
Total loans	338,657	469,205
Allowance for loan losses	(4,922)	(4,932)
Total loans, net	333,735	464,273

Accrued interest receivable	3,076	3,381
Federal Home Loan Bank stock	9,375	11,200
Bank premises & equipment, net	9,478	9,266
Other real estate owned, net	99	1,145
Bank owned life insurance	12,611	12,064
Goodwill and other intangible assets	2,454	2,609
Other assets	5,781	6,036
Total assets	$771,754	$781,238

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits	$493,403	$466,675
Mortgagors' escrow funds	1,000	3,368
Accrued interest payable	1,314	1,523
Federal Home Loan Bank advances	187,495	216,495
Other liabilities	13,324	12,069
Total liabilities	696,536	700,130

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 5,000,000 authorized; none issued	--	--
Common stock, $.01 par value; 15,000,000 shares authorized;6,702,465 and 6,632,814 shares issued as of September 30, 2003 and December 31, 2002, respectively; 4,536,191 and 4,833,407 shares outstanding as of September 30, 2003 and December 31, 2002, respectively	67	66
Additional paid-in capital	66,461	64,518
Retained earnings	50,933	47,856
Accumulated other comprehensive income, net	400	1,440
Accumulated other comprehensive loss, pension benefit obligation	(855)	(855)
Less- Unallocated common stock held by ESOP	(3,441)	(4,069)
Less- Unearned common stock held by RRP	(1,132)	(1,489)
	112,433	107,467
Treasury stock (2,166,274 shares and 1,799,407 shares at September 30, 2003 and December 31, 2002, respectively)	(37,215)	(26,359)
Total stockholders' equity	75,218	81,108
Total liabilities and stockholders' equity	$771,754	$781,238

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WARWICK COMMUNITY BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

-
	For the three months ended September 30,		For the nine months ended September 30,

	2003	2002	2003	2002

Interest Income:
Interest on one-to four-family loans	$ 2,367	$ 5,350	$ 9,251	$ 16,834
Interest on multi family and commercial real estate loans	2,927	2,991	8,611	6,407
Interest on commercial business loans	314	470	1,091	1,585
Interest on consumer loans	738	1,091	2,346	3,591
Interest and dividends on securities	2,640	2,841	8,343	9,546
Interest on federal funds sold	-	-	-	20
Interest on short-term money market instruments	56	12	238	91
Total interest income	9,042	12,755	29,880	38,074

Interest Expense:
Time deposits	609	842	2,075	2,702
Money market deposits	174	355	681	1,111
Savings and NOW deposits	618	1,098	2,607	3,120
Mortgagors' escrow deposits	17	30	43	66
Borrowed funds	2,654	3,132	8,225	9,678
Total interest expense	4,072	5,457	13,631	16,677
Net interest income	4,970	7,298	16,249	21,397

Provision for Loan Losses	-	(533)	(90)	(988)
Net interest income after provision for loan losses	4,970	6,765	16,159	20,409

Non-Interest Income:
Service and fee income	1,612	1,462	4,482	3,894
Gain on securities transactions		104	352	345
Net gain on sale of loans	130	78	397	224
Other income	221	196	497	1,428
Total non-interest income, net	1,963	1,840	5,728	5,891

Non-Interest Expense:
Salaries and employee benefits	2,557	2,448	7,696	7,866
FDIC insurance	24	20	64	60
Occupancy	514	528	1,575	1,608
Data processing	349	273	995	860
Advertising	44	82	197	175
Professional fees	317	216	769	840
Other	756	803	2,343	2,323
Total non-interest expense	4,561	4,370	13,639	13,732
Income before provision for income taxes	2,372	4,235	8,248	12,568

Provision for Income Taxes	904	1,633	3,117	4,993

Net Income	$ 1,468	$ 2,602	$ 5,131	$ 7,575
Net Income per Share:
Basic	$ 0.35	$ 0.56	$ 1.19	$ 1.65
Diluted	$ 0.33	$ 0.54	$ 1.13	$ 1.59

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WARWICK COMMUNITY BANCORP, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL RATIOS (UNAUDITED):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Performance Ratios (1):
Return on average assets	0.74%	1.32%	0.85%	1.28%
Return on average equity	7.97%	12.67%	8.92%	12.80%
Earnings per Share- Basic	$0.35	$0.56	$1.19	$1.65
Earnings per Share- Diluted	$0.33	$0.54	$1.13	$1.59
Average stockholders' equity to average assets	9.29%	10.41%	9.56%	10.00%
Stockholder's equity to total assets	9.75%	10.84%	9.75%	10.84%
Core deposits to total deposits	78.94%	74.63%	78.94%	74.63%
Net interest spread	2.28%	3.39%	2.45%	3.33%
Net interest margin	2.66%	3.90%	2.86%	3.82%
Operating expense to average assets	2.29%	2.17%	2.24%	2.25%
Efficiency ratio	66.54%	47.91%	63.04%	51.46%

	At September 30, 2003	At December 31, 2002
Asset Quality Ratios (1):
Non - performing loans to total loans	0.77%	0.44%
Non - performing assets to total assets	0.35%	0.41%
Allowance for loan losses to total loans	1.46%	1.06%
Allowance for loan losses to non - performing loans	188.80%	241.76%

Capital Ratios (1):
Tier I capital to average assets	9.27%	9.98%
Tier I capital to risk-weighted assets	18.51%	17.29%
Total capital to risk-weighted assets	19.79%	18.40%
Book Value per Share(period end)	$ 16.58	$ 16.78
Common shares outstanding	4,536,191	4,833,407

(1)	With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods and are annualized where appropriate. Capital ratios and asset quality ratios are end of period ratios.